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                                                                    EXHIBIT 16.1

                          [ARTHUR ANDERSEN LETTERHEAD]


January 17, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549


Dear Sir/Madam:

We have read Item 4 (a)(1)(i), (a)(1)(ii), (a)(1)(iv), in the Form 8-K dated December 29, 2000 of uMember.com, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

MRR/907009DW

Copy to:
Mr. Orie Rechtman, uMember.com, Inc.